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                                                                  Exhibit 21.1

                             FOREST OIL CORPORATION
                     List of Subsidiaries of the Registrant



       Name of Subsidiary             Jurisdiction in Which Organized
    ------------------------          -------------------------------

    Saxon Petroleum Inc.              Alberta